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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 23, 2008

DYNAMICS RESEARCH CORPORATION

(Exact name of registrant as specified in its charter)

Massachusetts (State or other jurisdiction of incorporation)	000-023479 (Commission File Number)	04-2211809 (IRS Employer Identification No.)
60 Frontage Road Andover, Massachusetts 01810 (Address of principal executive offices)(Zip Code)
Registrant's telephone number, including area code: (978) 475-9090

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Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 of the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) Exchange Act

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On July 23, 2008, the Board of Directors (the “Board”) of Dynamics Research Corporation, a Massachusetts corporation (the “Company”), authorized and declared a dividend distribution of one right (a “Right”) for each outstanding share of the Company’s common stock, par value $0.10 per share (the “Common Stock”), to stockholders of record at the close of business on such date (the “Record Date”). Each Right entitles the registered holder to purchase from the Company one-hundredth of a share of Series B Preferred Stock, par value $.10 per share, of the Company (the “Preferred Stock”), at a price of $59.09 per one one-hundredth of a Preferred Share (the “Purchase Price”), subject to adjustment.  The definitive terms of the Rights are set forth in a Rights Agreement, dated as of July 23, 2008 (the “Rights Agreement”), between the Company and American Stock Transfer & Trust Company, LLC, as Rights Agent (the “Rights Agent”).

The Rights will replace preferred share purchase rights which are currently attached to common shares (the “Old Rights”), which will expire on July 27, 2008.  The Old Rights were issued pursuant to a Rights Agreement, dated as of February 17, 1998, as amended, between the Company and the Rights Agent.  Subsequent to July 27, 2008, the Old Rights will be of no further force or effect.

The Rights are not exercisable until the Distribution Date.  The Distribution Date will occur after the earlier of the following events: (i) 10 days following a public announcement that a person or group of affiliated or associated persons (an “Acquiring Person”) have acquired beneficial ownership of 15% or more of the outstanding Common Stock (the “Stock Acquisition Date”) or (ii) 10 business days (or such later date as may be determined by action of the Board of Directors of the Company prior to such time as any person or group of affiliated or associated persons becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 15% or more of the outstanding Common Stock (the earlier of such dates being the “Distribution Date”).

Until the Distribution Date or the earlier redemption, expiration or termination of the Rights, the Rights associated with the Common Stock shall be evidenced by the Common Stock certificates alone and the registered holders of Common Stock shall also be the registered holders of the associated Rights, and the surrender for transfer of any of such certificates shall also constitute the transfer of the Rights associated with the Common Stock represented by such certificate.  As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (“Right Certificates”) will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

The Rights are not exercisable until the Distribution Date.  The Rights will expire on July 27, 2018 (the “Expiration Date”), unless the Rights are earlier redeemed or exchanged by the Company, in each case, as described below.  The Purchase Price payable, and the number of shares of Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Shares; (ii) upon the grant to holders of the Preferred Stock of certain rights or warrants to subscribe for or purchase Preferred Stock at a price, or securities convertible into Preferred Stock with a conversion price, less than the then-current market price of the Preferred Stock; or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness, assets, cash or stock (excluding regular periodic cash dividends paid out of earnings or retained earnings or dividends payable in Preferred Stock) or of subscription rights, options or warrants (other than those referred to above.

The number of outstanding Rights and the number of one one-hundredths of a Preferred Share issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the Common Stock or a stock dividend on the Common Stock payable in Common Stock or subdivisions, consolidations or combinations of the Common Stock occurring, in any such case, prior to the Distribution Date.

Shares of Preferred Stock purchasable upon exercise of the Rights will not be redeemable.  Each share of Preferred Stock will be entitled to a minimum preferential quarterly dividend payment of $1.00 per share but will be entitled to an aggregate dividend of 100 times the dividend declared per share of Common Stock.  In the event of liquidation, the holders of Preferred Stock will be entitled to a minimum preferential liquidation payment of $100.00 per share but will be entitled to an aggregate payment of 100 times the payment made per share of Common Stock.  Each share of Preferred Stock will have 100 votes, voting together with the Common Stock.  Finally, in the event of any merger, consolidation or other transaction in which Common Stock is exchanged, each share of Preferred Stock will be entitled to receive 100 times the amount received per share of Common Stock.  These rights are protected by customary anti-dilution provisions.

Because of the nature of the Preferred Stock dividend, liquidation and voting rights, the value of the one one-hundredth interest in a share of Preferred Stock purchasable upon exercise of each Right should approximate the value of one share of Common Stock.

In the event that the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold after a person or group has become an Acquiring Person, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the Right.  In the event that any person or group of affiliated or associated persons becomes an Acquiring Person, proper provision shall be made so that each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will thereafter be void), will thereafter have the right to receive upon exercise that number of shares of Common Stock having a market value of two times the exercise price of the Right.

At any time after any person or group becomes an Acquiring Person and prior to the acquisition by such person or group of 50% or more of the outstanding Common Shares, the Board of Directors of the Company may exchange the Rights (other than Rights owned by such person or group which will have become void), in whole or in part, at an exchange ratio of one Common Share per Right (subject to adjustment).

With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price.  No fractional Preferred Stock will be issued (other than fractions which are integral multiples of one one-hundredth of a share of Preferred Stock, which may, at the election of the Company, be evidenced by depositary receipts) and, in lieu thereof, an adjustment in cash will be made.

At any time prior to the later of the Stock Acquisition Date and the Distribution Date, the Board of Directors of the Company may redeem the Rights, in whole but not in part, at a price of $.01 per Right (the “Redemption Price”).  The redemption of the Rights may be made effective at such time on such basis with such conditions as the Board of Directors, in its sole discretion, may establish.  Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price, without interest thereon.

The terms of the Rights may be amended by the Board of Directors of the Company without the consent of the holders of the Rights or Common Shares.

Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

The Rights Agreement relating to certain of the matters discussed above is filed as Exhibit 4.1 to this report and is incorporated herein by reference.  This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement.

Item 3.03	MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS.

The information included in Item 1.01 is incorporated by reference into this item.

Item 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BY-LAWS; CHANGE IN FISCAL YEAR.

On July 23, 2008, in connection with the Rights Agreement the Board approved an Amended Certificate of Designation, Preferences And Rights of Series B Preferred Stock (the “Certificate of Designation”) setting forth the rights, powers and preferences of the Series B Preferred Stock.  The Company filed the Certificate of Designation with the Secretary of the Commonwealth of Massachusetts on the same day.

The summary of rights and preferences of the Series B Preferred Stock set forth in Exhibit C to the Rights Agreement is incorporated into this Item 5.03 by reference and is qualified in its entirety by reference to the full text of the Certificate of Designation. A copy of the Certificate of Designation is attached hereto as Exhibit 3.1 and is incorporated by reference herein.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibits

3.1	Certificate of Designation with respect to the Series B Preferred Stock, par value $.10 per share, of the Company (attached as Exhibit A to the Rights Agreement).
4.1	Rights Agreement dated as of July 23, 2008 ("Rights Agreement") between the Company and American Stock Transfer & Trust Company, as Rights Agent.

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

DYNAMICS RESEARCH CORPORATION

Dated: July 25, 2008	By:	/s/ David Keleher
David Keleher
Senior Vice President, Chief Financial Officer and Treasurer

Exhibit Index

Exhibit No.	Description
3.1	Certificate of Designation with respect to the Series B Preferred Stock, par value $.10 per share, of the Company (attached as Exhibit A to the Rights Agreement).
4.1	Rights Agreement dated as of July 23, 2008 ("Rights Agreement") between the Company and American Stock Transfer & Trust Company, as Rights Agent.